EXHIBIT 99.1

Wesbanco, Inc. Compensation Clawback Policy

Overview, Purpose and Scope

All applicable compensation provided by Wesbanco, Inc. and its subsidiaries and affiliates (the “Company”) to employees is provided subject to all applicable laws and regulations providing for the forfeiture, disgorgement, recoupment or diminution (commonly referred to as “clawback”) of incentive compensation and to the additional terms and conditions of this Compensation Clawback Policy (“Policy”).

The Company believes that incentive compensation offered to its employees should be subject to clawback in order to incentivize employees to manage the Company’s risks carefully and avoid acts and practices that expose the Company to undue risk of short- or long-term financial loss, reputational damage or similar adverse impacts, and to ensure that incentive compensation realized by employees fairly reflects the short- and long-term value of the services provided by the employees.  The primary method of subjecting incentive compensation to clawback is through compensation design features which expose our employees to loss of potential compensation in the event of such adverse impacts.  These design features include payout deferrals and multi-year performance and vesting periods.  [In addition, certain [senior officers] are expected to hold specified amounts of Wesbanco, Inc. common stock under the Company’s Stock Ownership Guidelines while employed in such positions, further exposing them to risk of financial loss in the event of adverse impacts.]  These design features [and holding mandates] serve similar objectives as post-payout clawback policies.

Despite these design features [and holding requirements], the Company acknowledges that in certain circumstances they may be insufficient to disincentivize undue risk-taking and ensure the fairness of realized compensation.  To address these circumstances, the Company has adopted this Policy, which addresses the clawback of incentive compensation awarded to any employee under certain circumstances.

Administration of Policy

The administration of this Policy and the discretion to make all determinations under this Policy shall be exercised by the Wesbanco, Inc. Board of Directors (“Board”) and/or the Compensation Committee of the Board.

Clawback Policy

1.	Mandatory Clawback.

The Board or Compensation Committee shall require the forfeitute, disgorgement, return or adjustment of certain incentive-based compensation to the Company in the following circumstances (the “Mandatory Clawback”).

A.           As required by Section 304 of the Sarbanes Oxley Act of 2002, which generally provides that, if the Company is required to prepare an accounting restatement due to material noncompliance as a result of misconduct with financial reporting requirements under the securities laws, then the CEO and CFO must reimburse the Company for any incentive compensation or equity compensation and profits from the sale of the Company’s securities during the 12-month period following initial publication of the financial statements that had been restated

B.           As required by Section 954 of the Dodd-Frank Act and Rule 10D-1 of the Securities Exchange Act of 1934, which generally require that, in the event the Company is required to prepare an accounting restatement due to its material noncompliance with financial reporting requirements under the securities law, the Company may recover from any of its current or former executive officers who received incentive compensation, including stock options, during the three-year period preceding the date on which the Company is required to prepare a restatement based on the erroneous financial reporting, any amount that exceeds what would have been paid to the executive officer after giving effect to the restatement.

C.           As required by any other applicable law, regulation or regulatory requirement.

2.	Discretionary Clawback.

The Board or Compensation Committee in their discretion may require any employee who has been awarded incentive-based compensation to forfeit, disgorge, return or adjust such compensation to the Company, and if so required any employee shall forfeit, disgorge, return or adjust such compensation in the manner directed by the Company, in the following circumstances (the “Discretionary Clawback”).

A.
If the Company suffers significant financial loss, reputational damage or similar adverse impact as a result of actions taken or decisions made by the employee in circumstances constituting illegal or intentionally wrongful conduct, or gross negligence.

B.
If the employee is awarded or is paid out under the Company’s Incentive Bonus, Option and Restricted Stock Plan, as such plan may be amended or restated from time to time, and any successor plan, or any other incentive compensation plan of the Company (collectively, the “Plan”) on the basis of a material mis-statement of financial calculations or information or if events coming to light after the award disclose a material mis-statement which would have significantly reduced the amount of the award or payout if known at the time of the award or payout.

Compensation Subject to Recovery

Awards and incentive compensation subject to clawback under this Policy include equity awards, whether or not vested or restricted, shares acquired upon vesting or lapse of restriction; short- and long-term incentive bonus and similar compensation; discretionary bonuses; and any other awards or compensation under the Plan.  To the extent incentive compensation qualifies as both Mandatory Clawback and Discretionary Clawback, such compensation shall be considered subject to Mandatory Clawback.

Remedies

Except to the extent otherwise required by applicable law, any clawback under this Policy may, in the discretion of the Company’s Board of Directors and Compensation Committee, be effectuated through the reduction, forfeiture or cancellation of awards, the return of paid-out cash or exercised or released shares, adjustments to future incentive compensation opportunities or in such other manner as the Board and Compensation Committee in their discretion determine to be appropriate.  When the Board or Compensation Committee determines to seek a recovery pursuant to this Policy, it shall make a written demand for repayment from the employee and, if the employee does not promptly tender repayment in response to such demand, and the Board determines that he or she is unlikely to do so, the Board may engage counsel and take any action it deems necessary and proper against the employee to obtain such repayment.  Any clawback under this Policy shall not limit or prohibit any disciplinary actions the Company may take against the employee, up to and including termination of employment.

Compensation Committee and Board Discretion

Except with respect to the Mandatory Clawback, the Compensation Committee and the Board shall have full discretion to decline to seek recovery under this Policy to the extent permitted by applicable law.  In exercising its discretion, the Compensation Committee and Board may, to the extent permitted by applicable law, consider (i) the likelihood of success in achieving the recovery, given the anticipated cost and management effort required, (ii) whether the assertion of a claim for recovery may prejudice the interests of the Company, including in any related proceeding or investigation, (iii) any pending legal proceeding relating to the underlying cause(s) of the clawback, (iv) the degree of harm suffered by the Company, (v) the employee’s responsibility for the harm and his or her state of mind relative to the acts or decisions giving rise to the harm, (vi) the extent to which the employee was acting in accordance with Company policies, procedures and processes, (vii) the extent to which others were responsible for the acts or decisions giving rise to the harm, (viii) the position and responsibilities of the employee relative to the magnitude of harm suffered by the Company, (ix) the long-term value of the employee to the Company and (x) such other factors as the Compensation Committee and the Board deem to be appropriate.

Employee Rights

Before the Compensation Committee or the Board determines to seek recovery pursuant to this Policy, the employee will be provided written notice and the opportunity to be heard at a meeting of the Compensation Committee (which may be in-person or telephonic, as determined in the discretion of the Compensation Committee).

Wesbanco, Inc.
Compensation Clawback Policy Acknowledgement and Consent

Adopted by Board of Directors: June 3, 2015 as Amended November 18, 2015

As a condition of receiving a potential bonus, incentive compensation (including equity awards) or other incentive award under the Wesbanco, Inc. Key Executive Incentive Bonus, Option and Restricted Stock Plan (“Plan”) from Wesbanco, Inc. (the “Company”) or Wesbanco Bank, Inc. (the “Bank”), the undersigned agrees that any such bonus, incentive compensation or other incentive award under the Plan after the date of this Acknowledgment is subject to recovery or “clawback” pursuant to the terms of the Wesbanco, Inc. Compensation Clawback Policy attached hereto (the “Policy”). To the extent the Company’s recovery right conflicts with any other contractual rights I may have with the Company or the Bank, I understand that the terms of the Policy shall supersede any such contractual rights. The terms of the Policy shall apply in addition to any right of recoupment against me under applicable law.

Acknowledgement and Consent:

I acknowledge that I have reviewed the Policy and I agree to abide by the provisions of the Policy.

Employee                                                                                                Date